Central Pacific Financial Corp. Reports $16.0 Million in First Quarter Earnings

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $16.0 MILLION
FIRST QUARTER EARNINGS AND INCREASES QUARTERLY CASH DIVIDEND

•	Net income of $16.0 million, or fully diluted EPS of $0.55 for the first quarter, representing an increase of 12.3% and 14.6%, respectively, from the year-ago quarter.

•	ROA of 1.10% and ROE of 12.97% for the first quarter, compared to 1.01% and 11.60%, respectively, in the year-ago quarter.

•	Asset quality remains strong as nonperforming assets totaled $3.3 million, or 0.06% of total assets.

•	Net interest margin increased by 6 basis points in the first quarter and 13 basis points from the year-ago quarter.

•	Increased second quarter cash dividend by 9.5% to $0.23 per share.

HONOLULU, HI, April 24, 2019 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the first quarter of 2019 of $16.0 million, or diluted earnings per share ("EPS") of $0.55, compared to net income in the first quarter of 2018 of $14.3 million, or EPS of $0.48, and net income in the fourth quarter of 2018 of $15.8 million, or EPS of $0.54.

"We are pleased that our consistent earnings combined with solid asset quality and capital position has allowed us to increase our cash dividend." said Paul Yonamine, Chairman and Chief Executive Officer. "Our team continues to work on building customer relationships and we look forward to continuing to execute on our strategies during the rest of the year." said Catherine Ngo, President.

In April 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. This represents a 9.5% increase from the $0.21 dividend paid in the first quarter of 2019. The dividend will be payable on June 17, 2019 to shareholders of record at the close of business on May 31, 2019.

During the three months ended March 31, 2019, the Company repurchased 277,000 shares of common stock, or approximately 1.0% of its common stock outstanding as of December 31, 2018. Total cost of the shares repurchased during the three months ended March 31, 2019 was $7.7 million, or an average cost per share of $27.83. The Company's remaining repurchase authority under its

Central Pacific Financial Corp. Reports $16.0 Million in First Quarter Earnings

common stock repurchase program at March 31, 2019 is $13.0 million. During the three months ended March 31, 2019, the Company returned $13.8 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the first quarter of 2019 was $45.1 million, compared to $42.3 million in the year-ago quarter and $44.7 million in the previous quarter. Net interest margin for the first quarter of 2019 was 3.34%, compared to 3.21% in the year-ago quarter and 3.28% in the previous quarter. The increases in net interest income and net interest margin from the year-ago and sequential quarters were primarily due to growth in the loan portfolio, combined with increases in the yields earned on the loan and investment securities portfolios. These increases were partially offset by higher deposit and borrowing costs from the year-ago and sequential quarters.

Other operating income for the first quarter of 2019 totaled $11.7 million, compared to $9.0 million in the year-ago quarter and $9.4 million in the previous quarter. The increases from the year-ago and previous quarters were primarily due to the conversion of MasterCard Class B common stock received during their initial public offering to Class A common stock and immediate sale of the converted shares resulting in a gain of $2.6 million (recorded in other), combined with higher income from bank-owned life insurance. The increases in income from bank-owned life insurance from the year-ago and previous quarters of $0.6 million and $0.7 million, respectively, were primarily attributable to fluctuations in the stock market during the first quarter of 2019. These positive variances were partially offset by lower net gains on sales of residential mortgage loans (included in mortgage banking income) from the year-ago and previous quarters of $0.4 million and $0.5 million, respectively, and lower commissions and fees on investment services (included in other service charges and fees) of $0.4 million, compared to the previous quarter.

Other operating expense for the first quarter of 2019 totaled $34.3 million, which increased from $33.4 million in the year-ago quarter and increased from $33.6 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $1.4 million and higher computer software expense of $0.3 million. The increase in salaries and employee benefits in the current quarter was partially attributable to a $0.6 million increase in deferred compensation expense with a corresponding increase in income from bank-owned life insurance. These negative variances were partially offset by lower amortization of core deposit premium of $0.7 million, as the intangible asset was fully amortized as of September 30, 2018, and lower legal and professional fees of $0.3 million compared to the year-ago period. The increase from the previous quarter was primarily due to higher salaries and employee benefits of $0.8 million, combined with an increase to the reserve for unfunded commitments (included in other) of $0.2 million in the current quarter compared to a decrease to the provision of $0.5 million in the previous quarter. The increase in salaries and employee benefits in the current quarter was partially attributable to a $0.4 million increase in deferred compensation expense with a corresponding increase in income from bank-owned life insurance. These negative variances were partially offset by lower legal and professional services of $0.6 million, compared to the previous quarter.

The efficiency ratio for the first quarter of 2019 was 60.49%, compared to 65.15% in the year-ago quarter and 62.21% in the previous quarter. The efficiency ratio was positively impacted by the aforementioned MasterCard stock gain.

In the first quarter of 2019, the Company recorded income tax expense of $5.1 million, compared to $3.8 million in the year-ago quarter and $6.0 million in the previous quarter. The effective tax rate for the first quarter of 2019 was 24.2%, compared to 21.0% in the year-ago quarter and 27.6% in the previous quarter. Income tax expense in the year-ago quarter included an income tax benefit of $0.7 million related to the finalization of the impact of H.R.1, commonly referred to as the Tax Cuts and Jobs Act.

Balance Sheet Highlights
Total assets at March 31, 2019 of $5.84 billion increased by $190.1 million, or 3.4% from March 31, 2018, and increased by $34.3 million, or 0.6% from December 31, 2018.

Total loans and leases at March 31, 2019 of $4.10 billion increased by $285.4 million, or 7.5% and $23.2 million, or 0.6% from March 31, 2018 and December 31, 2018, respectively. The year-over-year increase in total loans was driven by broad based gains in every loan category, while the sequential quarter increase in total loans was led by growth in residential mortgage and commercial mortgage loans.

Total deposits at March 31, 2019 of $4.95 billion decreased by $32.3 million, or 0.6% from March 31, 2018, and remained relatively unchanged from December 31, 2018.  The year-over-year decline in total deposits was primarily attributable to a decrease in government time deposits of $102.9 million, partially offset by an increase in core deposits. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.06 billion at March 31, 2019.  This represents an increase of $53.3 million, or 1.3% from March 31, 2018, and $44.3 million, or 1.1% from December 31, 2018. The

Central Pacific Financial Corp. Reports $16.0 Million in First Quarter Earnings

Company's loan-to-deposit ratio was 82.9% at March 31, 2019, compared to 76.6% at March 31, 2018 and 82.5% at December 31, 2018.

Asset Quality
Nonperforming assets at March 31, 2019 totaled $3.3 million, or 0.06% of total assets, compared to $3.4 million, or 0.06% of total assets at March 31, 2018, and $2.7 million, or 0.05% of total assets at December 31, 2018.

Loans delinquent for 90 days or more still accruing interest totaled $0.2 million at March 31, 2019, compared to $0.4 million and $0.5 million at March 31, 2018 and December 31, 2018, respectively.

Net charge-offs in the first quarter of 2019 totaled $1.9 million, compared to net charge-offs of $0.6 million in the year-ago quarter, and net recoveries of $2.5 million in the previous quarter. Net recoveries in the fourth quarter of 2018 included a $4.5 million recovery on a U.S. mainland land loan.

In the first quarter of 2019, the Company recorded a provision for loan and lease losses of $1.3 million, compared to a credit of $0.2 million in the year-ago quarter and a credit of $1.4 million in the previous quarter. The aforementioned $4.5 million recovery contributed to the credit to the provision for loan and lease losses in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at March 31, 2019 was 1.15%, compared to 1.29% at March 31, 2018 and 1.17% at December 31, 2018.

Capital
Total shareholders' equity was $502.6 million at March 31, 2019, compared to $484.1 million and $491.7 million at March 31, 2018 and December 31, 2018, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At March 31, 2019, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 9.5%, 13.0%, 14.1%, and 11.8%, respectively, compared to 9.9%, 13.5%, 14.7%, and 11.9%, respectively, at December 31, 2018. The decline in the ratios was primarily due to the redemption of $20 million in floating rate trust preferred securities and the underlying floating rate junior subordinated debentures during the first quarter of 2019 which was treated as capital.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through May 24, 2019 by dialing 1-877-344-7529 (passcode: 10130726) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 79 ATMs in the state of Hawaii, as of March 31, 2019.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $16.0 Million in First Quarter Earnings

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, including changes as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
(Dollars in thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
except for per share amounts)	2019	2018	2018	2018	2018
CONDENSED INCOME STATEMENT
Net interest income	$45,113	$44,679	$43,325	$42,672	$42,322
Provision (credit) for loan and lease losses	1,283	(1,386)	(59)	532	(211)
Net interest income after provision (credit) for loan and lease losses	43,830	46,065	43,384	42,140	42,533
Total other operating income	11,673	9,400	10,820	9,630	8,954
Total other operating expense	34,348	33,642	34,025	33,611	33,404
Income before taxes	21,155	21,823	20,179	18,159	18,083
Income tax expense	5,118	6,031	4,986	3,935	3,806
Net income	16,037	15,792	15,193	14,224	14,277
Basic earnings per common share	$0.56	$0.54	$0.52	$0.48	$0.48
Diluted earnings per common share	0.55	0.54	0.52	0.48	0.48
Dividends declared per common share	0.21	0.21	0.21	0.21	0.19

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.10%	1.10%	1.06%	1.00%	1.01%
Return on average shareholders’ equity (ROE) [1]	12.97	12.90	12.54	11.83	11.60
Return on average tangible shareholders’ equity (ROTE) [1]	12.97	12.90	12.55	11.85	11.64
Average shareholders’ equity to average assets	8.51	8.53	8.49	8.49	8.73
Efficiency ratio [2]	60.49	62.21	62.84	64.26	65.15
Net interest margin (NIM) [1]	3.34	3.28	3.20	3.20	3.21
Dividend payout ratio [3]	38.18	38.89	40.38	43.75	39.58

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$4,083,791	$4,022,376	$3,941,511	$3,836,739	$3,789,338
Average interest-earning assets	5,464,377	5,451,052	5,418,924	5,376,115	5,334,276
Average assets	5,809,931	5,739,228	5,709,825	5,663,697	5,638,205
Average deposits	4,978,470	4,938,560	5,063,061	5,041,164	5,000,108
Average interest-bearing liabilities	3,821,528	3,769,920	3,802,028	3,776,053	3,746,012
Average shareholders’ equity	494,635	489,510	484,737	480,985	492,184
Average tangible shareholders' equity	494,635	489,510	484,391	479,959	490,453

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands)	2019	2018	2018	2018	2018
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$554,148	$570,260	$590,627	$586,799	$579,221
Tier 1 risk-based capital	554,148	570,260	590,627	586,799	579,221
Total risk-based capital	602,824	619,419	639,157	636,755	629,179
Common equity tier 1 capital	504,148	500,260	500,627	496,799	489,221
Central Pacific Bank
Leverage capital	539,390	533,166	571,949	569,128	568,409
Tier 1 risk-based capital	539,390	533,166	571,949	569,128	568,409
Total risk-based capital	588,066	582,325	620,479	619,084	618,240
Common equity tier 1 capital	539,390	533,166	571,949	569,128	568,409

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	9.5%	9.9%	10.3%	10.3%	10.3%
Tier 1 risk-based capital ratio	13.0	13.5	14.2	14.4	14.5
Total risk-based capital ratio	14.1	14.7	15.4	15.7	15.8
Common equity tier 1 capital ratio	11.8	11.9	12.0	12.2	12.3
Central Pacific Bank
Leverage capital ratio	9.3	9.3	10.0	10.0	10.1
Tier 1 risk-based capital ratio	12.7	12.7	13.8	14.0	14.3
Total risk-based capital ratio	13.8	13.8	15.0	15.3	15.5
Common equity tier 1 capital ratio	12.7	12.7	13.8	14.0	14.3

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2019	2018	2018	2018	2018
BALANCE SHEET
Loans and leases	$4,101,571	$4,078,366	$3,978,027	$3,881,581	$3,816,146
Total assets	5,841,352	5,807,026	5,728,640	5,681,519	5,651,287
Total deposits	4,948,128	4,946,490	5,003,680	4,979,099	4,980,431
Long-term debt	101,547	122,166	92,785	92,785	92,785
Total shareholders’ equity	502,638	491,725	478,151	480,668	484,108
Total shareholders’ equity to total assets	8.60%	8.47%	8.35%	8.46%	8.57%
Tangible common equity to tangible assets [4]	8.60%	8.47%	8.35%	8.45%	8.54%

ASSET QUALITY
Allowance for loan and lease losses	$47,267	$47,916	$46,826	$48,181	$49,217
Non-performing assets	3,338	2,737	3,026	3,509	3,438
Allowance to loans and leases outstanding	1.15%	1.17%	1.18%	1.24%	1.29%
Allowance to non-performing assets	1,416.03%	1,750.68%	1,547.46%	1,373.07%	1,431.56%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$17.50	$16.97	$16.34	$16.30	$16.30
Tangible book value per common share	17.50	16.97	16.34	16.28	16.25

[1] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Tangible Common Equity Ratio:
Total shareholders’ equity	$502,638	$491,725	$478,151	$480,668	$484,108
Less: Other intangible assets	—	—	—	(669)	(1,337)
Tangible common equity	$502,638	$491,725	$478,151	$479,999	$482,771

Total assets	$5,841,352	$5,807,026	$5,728,640	$5,681,519	$5,651,287
Less: Other intangible assets	—	—	—	(669)	(1,337)
Tangible assets	$5,841,352	$5,807,026	$5,728,640	$5,680,850	$5,649,950

Tangible common equity to tangible assets	8.60%	8.47%	8.35%	8.45%	8.54%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except share data)	2019	2018	2018	2018	2018
ASSETS
Cash and due from financial institutions	$90,869	$80,569	$82,668	$75,547	$59,905
Interest-bearing deposits in other financial institutions	7,310	21,617	7,051	13,948	5,875
Investment securities:
Available-for-sale debt securities, at fair value	1,319,450	1,205,478	1,233,002	1,279,969	1,326,092
Held-to-maturity debt securities, at amortized cost; fair value of: none at March 31, 2019, $144,272 at December 31, 2018, $146,466 at September 30, 2018, $152,330 at June 30, 2018, and $171,399 at March 31, 2018	—	148,508	152,852	158,156	177,078
Equity securities, at fair value	910	826	885	844	753
Total investment securities	1,320,360	1,354,812	1,386,739	1,438,969	1,503,923
Loans held for sale	3,539	6,647	4,460	9,096	7,492
Loans and leases	4,101,571	4,078,366	3,978,027	3,881,581	3,816,146
Less allowance for loan and lease losses	47,267	47,916	46,826	48,181	49,217
Loans and leases, net of allowance for loan and lease losses	4,054,304	4,030,450	3,931,201	3,833,400	3,766,929
Premises and equipment, net	44,527	45,285	46,184	47,004	47,436
Accrued interest receivable	17,082	17,000	16,755	16,606	16,070
Investment in unconsolidated subsidiaries	16,054	14,008	15,283	9,362	6,478
Other real estate owned	276	414	414	595	595
Mortgage servicing rights	15,347	15,596	15,634	15,756	15,821
Core deposit premium	—	—	—	669	1,337
Bank-owned life insurance	158,392	157,440	157,085	156,945	156,611
Federal Home Loan Bank stock	16,145	16,645	10,965	10,246	9,007
Right of use lease asset [1]	54,781	—	—	—	—
Other assets	42,366	46,543	54,201	53,376	53,808
Total assets	$5,841,352	$5,807,026	$5,728,640	$5,681,519	$5,651,287
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,357,890	$1,436,967	$1,403,534	$1,365,010	$1,349,029
Interest-bearing demand	965,316	954,011	935,130	952,991	946,464
Savings and money market	1,562,798	1,448,257	1,503,465	1,502,284	1,533,483
Time	1,062,124	1,107,255	1,161,551	1,158,814	1,151,455
Total deposits	4,948,128	4,946,490	5,003,680	4,979,099	4,980,431
Federal Home Loan Bank advances and other short-term borrowings	179,000	197,000	105,000	87,000	56,000
Long-term debt	101,547	122,166	92,785	92,785	92,785
Lease liability [1]	54,861	—	—	—	—
Other liabilities	55,178	49,645	49,024	41,967	37,963
Total liabilities	5,338,714	5,315,301	5,250,489	5,200,851	5,167,179
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,723,041 at March 31, 2019, 28,967,715 at December 31, 2018, 29,270,398 at September 30, 2018, 29,489,954 at June 30, 2018, and 29,707,122 at March 31, 2018	462,952	470,660	478,721	485,402	493,794
Additional paid-in capital	89,374	88,876	87,939	86,949	86,497
Accumulated deficit	(41,733)	(51,718)	(61,406)	(70,435)	(78,454)
Accumulated other comprehensive income (loss)	(7,955)	(16,093)	(27,103)	(21,248)	(17,729)
Total shareholders' equity	502,638	491,725	478,151	480,668	484,108
Total liabilities and shareholders' equity	$5,841,352	$5,807,026	$5,728,640	$5,681,519	$5,651,287

[1] The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective approach and recorded a right of use lease asset and lease liability on the balance sheet as of March 31, 2019 for its operating leases where it is a lessee. The Company also elected to apply the practical expedient available under ASU 2018-11, which allows entities to apply the new leases standard at the adoption date and elect to not recast comparative periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Interest income:
Interest and fees on loans and leases	$43,768	$42,836	$40,531	$38,699	$37,390
Interest and dividends on investment securities:
Taxable investment securities	8,260	8,451	8,490	8,717	8,843
Tax-exempt investment securities	866	910	920	933	933
Dividend income on investment securities	18	17	26	3	15
Interest on deposits in other financial institutions	68	55	109	117	84
Dividend income on Federal Home Loan Bank stock	161	70	60	40	45
Total interest income	53,141	52,339	50,136	48,509	47,310
Interest expense:
Interest on deposits:
Demand	192	180	181	193	180
Savings and money market	791	579	593	459	369
Time	5,092	4,567	4,744	4,034	3,425
Interest on short-term borrowings	893	999	146	48	43
Interest on long-term debt	1,060	1,335	1,147	1,103	971
Total interest expense	8,028	7,660	6,811	5,837	4,988
Net interest income	45,113	44,679	43,325	42,672	42,322
Provision (credit) for loan and lease losses ("Provision")	1,283	(1,386)	(59)	532	(211)
Net interest income after Provision	43,830	46,065	43,384	42,140	42,533
Other operating income:
Mortgage banking income (refer to Table 5)	1,424	1,770	1,923	1,775	1,847
Service charges on deposit accounts	2,081	2,237	2,189	1,977	2,003
Other service charges and fees	3,064	3,426	3,286	3,377	3,034
Income from fiduciary activities	965	1,113	1,159	1,017	956
Equity in earnings of unconsolidated subsidiaries	8	82	71	37	43
Fees on foreign exchange	151	197	220	277	211
Net gains (losses) on sales of investment securities	—	(279)	—	—	—
Income from bank-owned life insurance	952	243	1,055	501	318
Loan placement fees	149	215	115	220	197
Other (refer to Table 5)	2,879	396	802	449	345
Total other operating income	11,673	9,400	10,820	9,630	8,954
Other operating expense:
Salaries and employee benefits	19,889	19,053	19,011	18,783	18,505
Net occupancy	3,458	3,649	3,488	3,360	3,266
Equipment	1,006	1,079	1,048	1,044	1,068
Amortization of core deposit premium	—	—	669	668	669
Communication expense	734	863	903	746	898
Legal and professional services	1,570	2,212	1,528	1,769	1,821
Computer software expense	2,597	2,597	2,672	2,305	2,267
Advertising expense	711	834	612	617	612
Foreclosed asset expense	159	37	212	31	294
Other (refer to Table 5)	4,224	3,318	3,882	4,288	4,004
Total other operating expense	34,348	33,642	34,025	33,611	33,404
Income before income taxes	21,155	21,823	20,179	18,159	18,083
Income tax expense	5,118	6,031	4,986	3,935	3,806
Net income	$16,037	$15,792	$15,193	$14,224	$14,277
Per common share data:
Basic earnings per share	$0.56	$0.54	$0.52	$0.48	$0.48
Diluted earnings per share	0.55	0.54	0.52	0.48	0.48
Cash dividends declared	0.21	0.21	0.21	0.21	0.19
Basic weighted average shares outstanding	28,758,310	29,033,261	29,297,465	29,510,175	29,807,572
Diluted weighted average shares outstanding	28,979,855	29,217,480	29,479,812	29,714,942	30,041,351

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Mortgage banking income:
Loan servicing fees	$1,245	$1,290	$1,269	$1,289	$1,311
Amortization of mortgage servicing rights	(471)	(446)	(519)	(437)	(457)
Net gains on sales of residential mortgage loans	611	1,072	1,082	959	972
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	39	(146)	91	(36)	21
Total mortgage banking income	$1,424	$1,770	$1,923	$1,775	$1,847

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$82	$99	$395	$130	$96
Other recoveries	26	25	101	49	46
Commissions on sale of checks	80	79	79	84	86
Gain on sale of MasterCard stock	2,555	—	—	—	—
Other	136	193	227	186	117
Total other operating income - other	$2,879	$396	$802	$449	$345

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Other operating expense - other:
Charitable contributions	$154	$138	$166	$131	$200
FDIC insurance assessment	501	427	437	434	434
Miscellaneous loan expenses	294	339	403	324	299
ATM and debit card expenses	650	613	686	698	648
Armored car expenses	198	238	185	233	166
Entertainment and promotions	230	445	185	273	159
Stationery and supplies	225	271	206	236	201
Directors’ fees and expenses	242	263	263	283	231
Provision (credit) for residential mortgage loan repurchase losses	—	(181)	331	—	—
Increase (decrease) to the reserve for unfunded commitments	167	(461)	(71)	66	41
Other	1,563	1,226	1,091	1,610	1,625
Total other operating expense - other	$4,224	$3,318	$3,882	$4,288	$4,004

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$11,380	2.41%	$68	$9,393	2.29%	$55	$22,790	1.50%	$84
Investment securities, excluding valuation allowance:
Taxable	1,201,732	2.76	8,278	1,243,226	2.72	8,468	1,350,135	2.62	8,858
Tax-exempt [1]	153,196	2.86	1,096	161,935	2.84	1,152	165,176	2.86	1,181
Total investment securities	1,354,928	2.77	9,374	1,405,161	2.74	9,620	1,515,311	2.65	10,039
Loans and leases, including loans held for sale	4,083,791	4.33	43,768	4,022,376	4.24	42,836	3,789,338	3.98	37,390
Federal Home Loan Bank stock	14,278	4.52	161	14,122	1.98	70	6,837	2.61	45
Total interest-earning assets	5,464,377	3.94	53,371	5,451,052	3.84	52,581	5,334,276	3.59	47,558
Noninterest-earning assets	345,554			288,176			303,929
Total assets	$5,809,931			$5,739,228			$5,638,205

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$951,101	0.08%	$192	$923,810	0.08%	$180	$935,483	0.08%	$180
Savings and money market deposits	1,472,835	0.22	791	1,459,326	0.16	579	1,499,419	0.10	369
Time deposits under $100,000	175,823	0.66	287	176,669	0.60	265	179,547	0.44	195
Time deposits $100,000 and over	982,678	1.98	4,805	940,348	1.81	4,302	1,029,972	1.27	3,230
Total interest-bearing deposits	3,582,437	0.69	6,075	3,500,153	0.60	5,326	3,644,421	0.44	3,974
Federal Home Loan Bank advances and other short-term borrowings	137,544	2.63	893	157,299	2.52	999	8,806	1.97	43
Long-term debt	101,547	4.23	1,060	112,468	4.71	1,335	92,785	4.25	971
Total interest-bearing liabilities	3,821,528	0.85	8,028	3,769,920	0.81	7,660	3,746,012	0.54	4,988
Noninterest-bearing deposits	1,396,033			1,438,407			1,355,687
Other liabilities	97,735			41,391			44,306
Total liabilities	5,315,296			5,249,718			5,146,005
Shareholders’ equity	494,635			489,510			492,184
Non-controlling interest	—			—			16
Total equity	494,635			489,510			492,200
Total liabilities and equity	$5,809,931			$5,739,228			$5,638,205

Net interest income			$45,343			$44,921			$42,570

Interest rate spread		3.09%			3.03%			3.05%

Net interest margin		3.34%			3.28%			3.21%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
HAWAII:
Commercial, financial and agricultural	$411,396	$439,112	$427,047	$411,687	$413,181
Real estate:
Construction	68,981	64,654	66,286	64,457	59,136
Residential mortgage	1,451,794	1,428,205	1,392,669	1,377,219	1,351,488
Home equity	465,905	468,966	455,599	430,870	425,509
Commercial mortgage	869,521	861,086	845,864	829,647	816,160
Consumer	352,771	357,908	345,785	332,040	325,452
Leases	83	124	170	223	285
Total loans and leases	3,620,451	3,620,055	3,533,420	3,446,143	3,391,211
Allowance for loan and lease losses	(41,413)	(42,993)	(41,991)	(43,212)	(43,939)
Net loans and leases	$3,579,038	$3,577,062	$3,491,429	$3,402,931	$3,347,272

U.S. MAINLAND:
Commercial, financial and agricultural	$155,399	$142,548	$138,317	$111,608	$103,299
Real estate:
Construction	2,194	2,273	2,355	2,437	2,517
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	188,485	179,192	187,586	188,543	189,668
Consumer	135,042	134,298	116,349	132,850	129,451
Leases	—	—	—	—	—
Total loans and leases	481,120	458,311	444,607	435,438	424,935
Allowance for loan and lease losses	(5,854)	(4,923)	(4,835)	(4,969)	(5,278)
Net loans and leases	$475,266	$453,388	$439,772	$430,469	$419,657

TOTAL:
Commercial, financial and agricultural	$566,795	$581,660	$565,364	$523,295	$516,480
Real estate:
Construction	71,175	66,927	68,641	66,894	61,653
Residential mortgage	1,451,794	1,428,205	1,392,669	1,377,219	1,351,488
Home equity	465,905	468,966	455,599	430,870	425,509
Commercial mortgage	1,058,006	1,040,278	1,033,450	1,018,190	1,005,828
Consumer	487,813	492,206	462,134	464,890	454,903
Leases	83	124	170	223	285
Total loans and leases	4,101,571	4,078,366	3,978,027	3,881,581	3,816,146
Allowance for loan and lease losses	(47,267)	(47,916)	(46,826)	(48,181)	(49,217)
Net loans and leases	$4,054,304	$4,030,450	$3,931,201	$3,833,400	$3,766,929

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Noninterest-bearing demand	$1,357,890	$1,436,967	$1,403,534	$1,365,010	$1,349,029
Interest-bearing demand	965,316	954,011	935,130	952,991	946,464
Savings and money market	1,562,798	1,448,257	1,503,465	1,502,284	1,533,483
Time deposits less than $100,000	174,265	176,707	174,920	175,695	177,999
Core deposits	4,060,269	4,015,942	4,017,049	3,995,980	4,006,975

Government time deposits	600,572	631,293	696,349	727,087	703,467
Other time deposits $100,000 to $250,000	107,051	106,783	104,339	100,971	97,800
Other time deposits greater than $250,000	180,236	192,472	185,943	155,061	172,189
Total time deposits $100,000 and over	887,859	930,548	986,631	983,119	973,456
Total deposits	$4,948,128	$4,946,490	$5,003,680	$4,979,099	$4,980,431

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Nonaccrual loans (including loans held for sale):
Real estate:
Residential mortgage	$2,492	$2,048	$2,197	$2,400	$2,184
Home equity	570	275	415	514	659
Commercial mortgage	—	—	—	—	—
Total nonaccrual loans	3,062	2,323	2,612	2,914	2,843

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	276	414	414	595	595
Total OREO	276	414	414	595	595
Total nonperforming assets ("NPAs")	3,338	2,737	3,026	3,509	3,438

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	—	—	279	—
Home equity	—	298	—	—	—
Consumer	159	238	333	362	417
Total loans delinquent for 90 days or more still accruing interest	159	536	333	641	417

Restructured loans still accruing interest:
Commercial, financial and agricultural	199	220	388	423	457
Real estate:
Construction	2,194	2,273	—	—	—
Residential mortgage	7,141	8,026	9,747	9,621	10,555
Commercial mortgage	2,222	2,348	1,145	1,253	1,360
Total restructured loans still accruing interest	11,756	12,867	11,280	11,297	12,372
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$15,253	$16,140	$14,639	$15,447	$16,227

Total nonaccrual loans as a percentage of loans and leases	0.07%	0.06%	0.07%	0.08%	0.07%
Total NPAs as a percentage of loans and leases and OREO	0.08%	0.07%	0.08%	0.09%	0.09%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.09%	0.08%	0.08%	0.11%	0.10%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.37%	0.40%	0.37%	0.40%	0.43%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$2,737	$3,026	$3,509	$3,438	$3,626
Additions	810	—	—	330	263
Reductions:
Payments	(71)	(154)	(121)	(37)	(155)
Return to accrual status	—	(135)	(181)	(222)	—
Sales of NPAs	—	—	—	—	(40)
Charge-offs/valuation adjustments	(138)	—	(181)	—	(256)
Total reductions	(209)	(289)	(483)	(259)	(451)
Balance at end of quarter	$3,338	$2,737	$3,026	$3,509	$3,438

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Allowance for loan and lease losses:
Balance at beginning of period	$47,916	$46,826	$48,181	$49,217	$50,001

Provision (credit) for loan and lease losses	1,283	(1,386)	(59)	532	(211)

Charge-offs:
Commercial, financial and agricultural	463	881	731	742	498
Real estate:
Consumer	2,251	1,899	1,762	1,729	1,933
Total charge-offs	2,714	2,780	2,493	2,471	2,431

Recoveries:
Commercial, financial and agricultural	233	186	578	295	144
Real estate:
Construction	6	4,554	6	6	1,193
Residential mortgage	22	106	51	21	26
Home equity	9	9	6	9	3
Commercial mortgage	—	—	8	29	15
Consumer	512	401	548	543	477
Total recoveries	782	5,256	1,197	903	1,858
Net charge-offs (recoveries)	1,932	(2,476)	1,296	1,568	573
Balance at end of period	$47,267	$47,916	$46,826	$48,181	$49,217

Average loans and leases, net of deferred costs	$4,083,791	$4,022,376	$3,941,511	$3,836,739	$3,789,338

Annualized ratio of net charge-offs to average loans and leases	0.19%	(0.25)%	0.13%	0.16%	0.06%

Ratio of allowance for loan and lease losses to loans and leases	1.15%	1.17%	1.18%	1.24%	1.29%